EXHIBIT 99.1

Classover Partners with Everstake to Launch “KIDZ by Everstake” Branded Validator on Solana

NEW YORK, NY / ACCESS Newswire / July 21, 2025 / Classover Holdings, Inc. (NASDAQ:KIDZ) (NASDAQ:KIDZW) (“Classover” or the “Company”), a leading provider of live, interactive online learning, today announced a strategic partnership with Everstake Validation Services (“Everstake”), one of the world’s largest non-custodial staking providers, to jointly launch a Solana (SOL) validator node branded as “KIDZ by Everstake.”

The new validator will be co-managed by Classover and Everstake, with both parties contributing to the validator stake and sharing in all SOL staking rewards. Leveraging Everstake’s institutional-grade infrastructure and proven validator performance, the initiative is designed to ensure secure, high-uptime participation in the Solana network.

This partnership is aligned with Classover’s broader digital asset strategy, which includes expanding staking revenue, accumulating additional SOL, and increasing its SOL Per Share for shareholders. As one of the first publicly traded companies to operate a branded validator with a top-tier service provider, Classover continues to deepen its integration into the Solana ecosystem.

“Classover is emerging as a forward-thinking public company with a clear strategic vision for digital asset adoption. Its commitment to SOL and innovative use of validator infrastructure sets them apart as a leading institutional innovator in the ecosystem.” said David Kinitsky, CEO of Everstake. “This joint validator initiative with Classover marks an important milestone for Everstake, and we will continue to deepen our collaboration as we help power the next phase of growth on SOL and meet the growing demand for institutional-grade Validator-as-a-Service solutions”.

“Everstake is one of the most trusted validator operators in the SOL ecosystem,” said Ms. Luo, CEO of Classover. “This partnership blends operational excellence with capital discipline and serves as a model for how public companies can engage meaningfully in decentralized networks.  We believe the “KIDZ by Everstake” validator will eventually represent a significant milestone in our SOL strategy.”

By launching “KIDZ by Everstake,” Classover seeks to strengthen its position as a public company actively contributing to the infrastructure of blockchain networks while building long-term value through its blockchain-native treasury approach.

About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

About Everstake

Everstake is a leading global non-custodial staking provider serving institutional and retail clients and enabling secure access to over 85 Proof-of-Stake networks. The company is the infrastructure partner of choice for listed companies exploring staking and decentralized finance infrastructure. Founded in 2018 by blockchain engineers, the company supports more than 735,000 delegators, $6.5 billion in staked assets, and 40,000+ active validators — delivering institutional-grade infrastructure with 99.9% uptime and zero material slashing events since inception.

Trusted by asset managers, custodians, wallets, exchanges, and protocols, Everstake offers API-first, compliant infrastructure backed by SOC 2 Type 2 and ISO 27001:2022 certifications, GDPR compliance, and regular smart contract audits. Its globally distributed team of 100+ professionals is committed to making staking accessible to everyone while strengthening the foundations of decentralized finance.

Everstake is a software platform that provides infrastructure tools and resources for users but does not offer investment advice or investment opportunities, manage funds, facilitate collective investment schemes, provide financial services or take custody of, or otherwise hold or manage, customer assets. Everstake does not conduct any independent diligence on or substantive review of any blockchain asset, digital currency, cryptocurrency or associated funds. Everstake's provision of technology services allowing a user to stake digital assets is not an endorsement or a recommendation of any digital assets by it. Users are fully and solely responsible for evaluating whether to stake digital assets.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; Classover’s ability to earn staking rewards as a result of the arrangement with Everstake; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in Classover’s filings with the Securities and Exchange Commission. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Classover Holdings Inc.

ir@classover.com

800-345-9588

Source: Classover Holdings, Inc.